Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

OF

AFFINION GROUP HOLDINGS, INC.

Offer to Exchange up to $325,000,000 Aggregate Principal Amount of its

11.625% Senior Notes due 2015

which have been registered under the Securities Act of 1933, as amended

For Any and All of its Outstanding

11.625% Senior Notes due 2015

Registered holders of outstanding 11.625% Senior Notes due 2015 (the “Old Notes”) who wish to tender their Old Notes for a like principal amount of new 11.625% Senior Notes due 2015 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus dated [            ], 2011 (the “Prospectus”) of Affinion Group Holdings, Inc. (the “Issuer”).

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, N.A.

By Registered or Certified Mail:

Wells Fargo Bank, N.A.

MAC - N9303-121

Corporate Trust Operations

P.O. Box 1517

Minneapolis, MN 55480-1517

Attn: Reorg

By Facsimile:

(612) 667-6282

Attn: Bondholder Communications

Confirm by Email:

bondholdercommunications@wellsfargo.com

Confirm by Telephone:

(800) 344-5128

Attn: Bondholder Communications

By Overnight Delivery or Regular Mail:

Wells Fargo Bank, N.A

MAC - N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, MN 55479

Attn: Reorg

DELIVERY OR TRANSMISSION VIA FACSIMILE OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tender(s) for exchange to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of the Old Notes as set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on [                    ], 2011, unless extended by the Issuer. With respect to the Exchange Offer, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

All authority herein conferred or agreed to be conferred by the Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES

Signature of Holder or Authorized Signatory	Principal Amount of Old Notes Exchanged: $

Signature of Holder or Authorized Signatory (if more than one)	Certificate Nos. of Old Notes (if available):

Dated: , 2011	Aggregate Principal Amount Represented by Certificate(s):

Name(s):
(Please Print)

Address:

(Include Zip Code)

Area Code and Telephone No.:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security No.:

IF OLD NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York State Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm

Address

Name

Title

Area Code and Telephone No.:

Date:

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.